UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 4, 2010 (January 29, 2010)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

(i)  On January 29, 2010 the Compensation and Governance Committee (the “Committee”) of the board of directors of BreitBurn GP, LLC (“BreitBurn”), the general partner of BreitBurn Energy Partners L.P. (the “Partnership”), set the annual cash payments under its Short-Term Incentive Plan (“STIP”) for the fiscal year ended December 31, 2009.  The STIP provides for annual cash payments to eligible employees of BreitBurn Management Company, LLC, including the named executive officers listed below.  The STIP is designed to focus employees on the operating and financial performance of the Partnership by linking their annual award payment to company, business unit, team and individual performance.  Set forth below are the annual cash payments awarded to the named executive officers by the Partnership.

Executive Officer	Title	2009 STIP Award
Randall H. Breitenbach	Co-Chief Executive Officer, Director	$442,000
Halbert S. Washburn	Co-Chief Executive Officer, Director	$442,000
Mark L. Pease	Chief Operating Officer and Executive V.P.	$280,800
James G. Jackson	Chief Financial Officer and Executive V.P.	$265,200
Gregory C. Brown	General Counsel and Executive V.P.	$265,200
Willis Jackson Washburn	Sr. Vice President, Business Development	$123,500

(ii)  On January 29, 2010, the Committee also approved an amendment to each of the existing Convertible Phantom Unit (“CPU”) Agreements entered into with each named executive officer. Under these agreements, each CPU entitles its holder to receive (a) a number of our Common Units at the time of vesting equal to the number of “common unit equivalents” (“CUEs”) underlying the CPU at vesting, and (b) current distributions on Common Units during the vesting period based on the number of CUEs underlying the CPU at the time of such distribution.  The number of CUEs underlying each CPU is determined by reference to Common Unit distribution levels during the applicable vesting period, generally calculated based upon the aggregate amount of distributions made per Common Unit for the four quarters preceding vesting.

Prior to this amendment of the CPU Agreements, the number of CUEs per CPU over the five year life of the agreement could be reduced to a minimum of one or be multiplied by a maximum of 4.768 times based on the Partnership’s distribution levels. The amendment to the CPU agreements now limits the multiplier for 20% of the total number of CPUs and related CUEs granted in each award to “1.”  As a result at vesting, CPUs for 20% of each award will convert to Common Units on a 1:1 basis, and with respect to that portion of the award, holders will lose the ability to earn additional Common Units based on increased distributions on Common Units.  No other modification was made to the CPU Agreements under this amendment.  The Committee determined that this cap on 20% of the CPUs was appropriate in light of the overall long term incentive grants made to BreitBurn’s executive officers in 2010.

We intend to file the form of amendment after they have been executed by BreitBurn’s executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: February 4, 2010	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer

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